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                                                                    EXHIBIT 11.1

                                 BAYBANKS, INC.

          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                       FOR THE PERIODS ENDED SEPTEMBER 30
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                        NINE MONTHS ENDED SEPTEMBER     QUARTER ENDED SEPTEMBER 30
                                                    30
                                        ---------------------------     ---------------------------
                                           1995            1994            1995            1994
                                        -----------     -----------     -----------     -----------
PRIMARY:
Weighted average shares.............     19,206,107      18,827,078      19,588,083      18,883,516
Common stock equivalents (CSE):
     Stock options..................        293,074         318,626         318,932         304,374
                                        -----------     -----------     -----------     -----------
Primary weighted average shares.....     19,499,181      19,145,704      19,907,015      19,187,890
                                        ===========     ===========     ===========     ===========
Income before cumulative effect of
  accounting change.................    $    99,552     $    77,666     $    34,719     $    29,033
Less cumulative effect of accounting
  change............................             --             932              --              --
                                        -----------     -----------     -----------     -----------
Net income..........................    $    99,552     $    76,734     $    34,719     $    29,033
                                        ===========     ===========     ===========     ===========
Primary earnings per share:
     Income before cumulative effect
       of accounting change.........    $      5.11     $      4.06     $      1.74     $      1.51
     Less cumulative effect of
       accounting change............             --            0.05              --              --
                                        -----------     -----------     -----------     -----------
     Net income.....................    $      5.11     $      4.01     $      1.74     $      1.51
                                        ===========     ===========     ===========     ===========
FULLY DILUTED:
Weighted average shares.............     19,206,107      18,827,078      19,588,083      18,883,516
Common stock equivalents (CSE):
     Stock options..................        316,432         323,641         318,932         304,374
                                        -----------     -----------     -----------     -----------
Fully diluted weighted average
  shares............................     19,522,539      19,150,719      19,907,015      19,187,890
                                        ===========     ===========     ===========     ===========
Income before cumulative effect of
  accounting change.................    $    99,552     $    77,666     $    34,719     $    29,033
Less cumulative effect of accounting
  change............................             --             932              --              --
                                        -----------     -----------     -----------     -----------
Net income..........................    $    99,552     $    76,734     $    34,719     $    29,033
                                        ===========     ===========     ===========     ===========
Fully diluted earnings per share:
     Income before cumulative effect
       of accounting change.........    $      5.10     $      4.06     $      1.74     $      1.51
     Less cumulative effect of
       accounting change............             --            0.05              --              --
                                        -----------     -----------     -----------     -----------
     Net income.....................    $      5.10     $      4.01     $      1.74     $      1.51
                                        ===========     ===========     ===========     ===========

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